Exhibit 10.8
Contract No.: 16093500519
Fixed Assets Loan Contract
(2009 Version)
     Special reminder: The contract is formulated, in accordance with the law, through consultation between the borrower and the lender on an equal, voluntary basis, and all the terms of contract are the genuine expression of the two parties’ intention. In order to safeguard the legitimate rights and interests of the borrower, the lender hereby proposes that the borrower pay full attention to all terms on the rights and obligations of the two parties, especially the part of the contract shown in bold.

Lender: Shanghai Caohejing Hi-Tech Park Branch, Industrial and Commercial Bank of China Co., Ltd.
Responsible person: Xu Guanghua               Contact person: Cheng Jiamin
Domicile (address): No. 900 Yishan Road, Shanghai               Zip code: 200233
Telephone: 54235423          Fax: 64956495
E-mail: chengjiamin_ch@sh.icbc.com.cn
Borrower: HanTing Xingkong (Shanghai) Hotel Management Co., Ltd.
Legal Representative: Zhang Tuo          Contact person: Qian Lei
Domicile (address): 3rd floor of No. 57 Building, No. 461 Hongcao Road
Zip code: 200233
Telephone: 51156767          Fax: 51156767-1717          E-mail: lqian@htinns.com
     Through consultation on the basis of equality, the borrower and the lender have reached an agreement on lender’s granting of loans to the borrower, and hereby formulated this contract.
Part I Conditions for the Loans
Article I Purpose of the loans
     The purpose of the loans under the contract is: the expenditure of altered construction and decoration of 38 stores, without the lender’s written consent, the borrower shall not use the loans for other purposes, and the lender shall have the right to supervise the use of the loans.
Article II Amount and term of the loans
     2.1 The currency of the loans under the contract is Renminbi, the amount is 150,000,000 (amount in words: one hundred million and five thousand) Yuan (in case the amount in figures is inconsistent with the amount in words, the amount in words shall be the norm).
     2.2 The term of the loans under the contract is three years, the counting starts from the actual withdrawal date (for withdrawal by many times, the counting starts from the first withdrawal date), and the actual withdrawal date is subject to the loan note.
Article III Interest rate and interest-bearing of the loans
     3.1 [Ways of determining the interest rate of Renminbi loans]
     The interest rate of Renminbi loans is determined in accordance with way (2) as follows:
     (1) Fixed interest rate, the annual interest rate is ___%, and the interest rate will not change within the valid period of the contract.

     (2) Floating interest rate, the lending interest rate is determined by the benchmark interest rate plus the floating range, in which the benchmark interest rate is the benchmark loan interest rate of the People’s Bank of China on the level corresponding to the withdrawal date (withdrawal date /effective date of the contract) and the loan term specified by Article 2.2, the floating range is to float upward (float upward/float downward/zero) 10%, and the floating range will not change within the period of the contract. After the borrower withdraws the money, each period of the lending interest rate consists of 12 (1/3/6/12) months, the lending rate will be adjusted once for each period, and the accrued interest computed by each section. The date of determining the interest rate of the second period is the corresponding day of one period after the withdrawal date; if there is no such date corresponding to the withdrawal date in the month of adjustment, then the last day of that month shall be the corresponding day, and all the other periods shall be inferred by analogy. If the borrower withdraws the money by many times, the lending interest rate shall be adjusted in accordance with way B as follows:
     A. No matter by how many times the money is withdrawn in one period, the lending interest rate of the current period as determined on the day of determining the interest rate of the period shall be followed, and shall be simultaneously adjusted in the next period.
     B. The lending interest rate of each withdrawal is separately determined and adjusted.
     (3) Others:
     3.2 [Ways of determining the interest rate of foreign currency loans]
     The interest rate of foreign currency loans is determined in accordance with way         as follows:
     (1) Fixed interest rate, the annual interest rate is ___%, and the interest rate will remain unchanged within the valid period of the contract.
     (2) Floating interest rate, the lending interest rate is determined by the benchmark interest rate of ___ (LIBOR/HIBOR) of ___ months plus the interest margin of ___ basis point (that is, 0.01%). Within the period of the contract, the spread interest rate will remain unchanged. After the borrower withdraws the money, the benchmark interest rate shall be adjusted in accordance with way         as follows, and the accrued interest computed by each section:
     A. The benchmark interest rate floats in accordance with its corresponding period. The date of adjusting the benchmark interest rate of the second period is the corresponding day of one period after the withdrawal date; if there is no such date corresponding to the withdrawal date in the month of adjustment, then the last day of that month shall be the corresponding day, and all the other periods shall be inferred by analogy.
     B. Adjust the benchmark interest rate on the first day of each interest period.
     (3) Others:

     3.3 The interest of the loans under the contract shall be computed by the day starting from the actual withdrawal date, and the interest shall be settled by the month (month/season/half-year). When the loans expire, the interest shall be clear together with the principal. In which the daily interest rate= annual interest rate/360.
     3.4 The interest rate of overdue penalty interest under the contract is determined by adding 40% on the basis of the original lending interest rate, the interest rate of loan embezzlement penalty interest under the contract is determined by adding 70% on the basis of the original lending interest rate.
Article IV Withdrawal
     The borrower shall withdraw the loans according to the actual money demand, among which the first sum of loan must be withdrawn before January 6, 2010, the last sum of loan must be withdrawn before September 26, 2011, otherwise the lender shall have the right to cancel all or part of the loans.
Article V Repayment
     5.1 The borrower shall repay the loans according to the following repayment plan (Additional pages can be attached in case of relatively many items):

Planned time of repayment	Planned amount of repayment (ten thousand Yuan)

2011-1-3	2600

2012-1-3	6000

2013-1-3	6400
     5.2 If the loans under the contract is under the following circumstances, the borrower shall immediately repay the loans after the corresponding capital is in place, for advance repayment resulted hereby, the borrower does not need to make compensation payment:

     5.3 Unless under the circumstances specified in Article 5.2, for advance repayment, the borrower shall make compensation payment to the lender by ___% of the amount of advance repayment.
     Article VI Special provisions on revolving loans (Optional term, this article ☐ applicable ☑ not applicable)
     The borrower can, taking ___ (half-year/one year/two years/three years/four years/five years) as one period (hereafter names as unit lending period), revolve the use of loans under the contract. After handling necessary formalities, the principal of loans not repaid in the previous unit lending period can be used continuously in the next unit lending period; however the expiration date of any withdrawal shall not exceed the loan termination date specified in Article II mentioned above.

Article VII Guarantee
     7.1 The loans under the contract are      guarantee      (credit/guarantee) loans.
     7.2 In case the loans under the contract are guarantee loans, see the separately signed guarantee contract for issues of guarantee. If the related guarantee is maximum amount guarantee, the corresponding maximum amount guarantee contract is as follows:
     Name of the maximum amount guarantee contract: Maximum Amount Suretyship Contract (No. 16093500519101, 16093500519102, 16093500519103)
     Guarantor: Shanghai Hanting Hotel Management Co., Ltd., Yiju (Shanghai) Hotel Management Co., Ltd., Hanting (Tianjin) Investment Consulting Co., Ltd.
Article VIII Financial arrangement (Optional term, this article ☐ applicable ☑ not applicable)
     Within the valid period of the contract, the borrower shall abide by the following financial indicator arrangements:

Article IX Dispute resolution
     The way of resolving disputes under the contract is      (2)     :
     (1) Submit the disputes to                      Arbitration Commission; the arbitration shall be conducted at                      (place of arbitration) according to the effective arbitration rules of the commission at the time of submitting the arbitration application. The adjudication of the arbitration is final in nature, and shall be binding on both parties.
     (2) Resolution through lawsuit in the court with jurisdiction over the lender.
Article X Miscellaneous
     10.1 The contract is made out in two copies of one format, with the borrower and the lender each holding one copy, and the two copies being equal in legal effects.
     10.2 The following appendixes and other appendixes jointly confirmed by the two parties constitute an indispensable part of the contract, and shall have equal legal effects with the contract.
     Appendix 1: Notice of withdrawal (format)
     Appendix 2: Entrusted payment agreement
     Appendix 3:
Article XI Other issues agreed by the two parties
     11.1 In case of overspending in the borrower’s projects, the borrower shall solve it by self-raised funds;

     11.2 The lender takes the capital accumulation account of Hanting system in the lender’s premise as the established special capital account, all revenues of this project and related construction funds shall be deposited into this account, and the lender will supervise and manage the capital accumulation account;
     11.3 Without the lender’s consent, the borrower shall not add new external bank financing, provide guarantee or make external investment;
     11.4 If Hanting Xingkong (Shanghai) Hotel Management Co., Ltd or Yiju (Shanghai) Hotel Management Co., Ltd or Hanting (Tianjin) Investment Consulting Co., Ltd conducted breach of contract for the loans in other banks or the lender or failed to repay any other debts of money payment after maturity (including those being announced as advance expiration), or fail to perform or breach any agreement or document for which the borrower is liable, then the case shall be regarded as the borrower’s breach of contract for the loans under the contact, the lender shall have the right to suspend or cancel the loans that the borrower has not withdrawn or used, and shall have the right to collect part or all of the loans in advance; for the loans that cannot be collected, the liquidated damages shall be collected by the day according to the interest rate of overdue loans;
     11.5 (1) The borrower shall regularly report and send the status of external guarantee to the lender, and shall promise that the information and amount of money on the part of the external guarantee provided to the lender is integrated, authentic, and accurate;
     (2) The borrower shall honestly report the use of each loan to the lender, and promise that the loans borrowed from the lender will not flow into the securities market, futures market in any form, and will not use it in equity capital investment in violation of related national regulations.
     (3) Under one of the following circumstances, the lender shall have the right to announce the advance termination of the loans, stop to grant the loans not granted yet, and require the borrower to repay the granted part or all loans in advance, or require the borrower to provide legal, effective guarantee approved by the lender.
     (a) Without the lender’s consent in writing, the lender sets mortgage (pledge) to others or provides external suretyship with its positive operation assets, which leads to increased loan risk for the lender.
     (b) The borrower’s indicators such as credit rating, profit level, liability/asset ratio, net cash flow in operation activities, etc. do not conform to the lender’s conditions for credit loan, or the material changes in its production & operation and financial situation have caused great adverse influence on the lender’s loan safety.
     11.6 In case of equity change or transfer of assets, the borrower shall notify the lender in advance and obtain the lender’s consent.
     11.7 Properly handle the property insurance of all the stores of the project, with the lender as the first beneficiary, the insurance period shall cover the loan period of the project;

Part II Terms of the Fixed Assets Loan Contract
Article I Interest rate and interest-bearing of the loans
     1.1 In foreign currency loans, LIBOR is the inter-bank offered rate for the currency of the loans under the contract as revealed by the “LIBO=” page of REUTER’s finance & telecommunications terminal two bank working days (at midday 11:00 London time) before the withdrawal date or the adjustment date of benchmark interest rate; HIBOR is the inter-bank offered rate for the currency of the loans under the contract as revealed by the “LIBO=” page of REUTER’s finance & telecommunications terminal two bank working days (at midday 11:00 Hong Kong time) before the withdrawal date or the adjustment date of benchmark interest rate.
     1.2 If the interest-bearing of the loans is settled by the month, the interest settlement date is the 20th day of each month; if the interest-bearing of the loans is settled by the season, the interest settlement date is the 20th day of the last month of each season; If the interest-bearing of the loans is settled each half a year, the interest settlement date is the July 20th and December 20th of each year.
     1.3 The first interest period starts from the borrower’s actual withdrawal date and ends on the first interest settlement date; the last interest period is from the next day of the ending of the previous interest period to the final repayment date; the other interest periods is from the next day of the ending of the previous interest period to the next interest settlement date.
     1.4 If the loans under the contract adopt floating interest rate, the rules of interest rate adjustment shall still be carried out in accordance with the original method after the loans become overdue.
     1.5 If the People’s Bank of China adjusts the method to determine the loan interest rate that is applicable to the loans under the contract, then it shall be handled in accordance with the related regulations of the People’s Bank of China, and the lender will not separately notify the borrower again.
Article II Distribution and payment of the loans
     2.1 To withdraw the loans, the borrower must satisfy the preconditions for withdrawal specified by the contract; otherwise the lender is under no obligations to grant any loans to the borrower, unless the lender agrees to beforehand distribution of the loans.
     2.2 Preconditions for the first withdrawal
     (1) The loan project has been examined and approved, or recorded by responsible state authorities; (unless no corresponding examination, approval or record is required before the distribution of the loans according to related regulations);
     (2) The project capital or other funds to be duly raised are of full amount in place in accordance with the specified time and proportion;

     (3) Except credit loans, the borrower has provided corresponding guarantee following the lender’s requirements and has finished handling related formalities for the guarantee;
     (4) Submit the notice of withdrawal to the lender in accordance with terms of the contract.
     2.3 Before each time of withdrawal, besides satisfying the preconditions for the first withdrawal, the borrower shall also satisfy the following preconditions:
     (1) In case the project capital gets in place by several periods, the capital of that period is of full amount in place in accordance with the specified proportion;
     (2) No overspending of the cost or the overspending of the cost had been solved through self-financing;
     (3) Having accomplished the project progress according to the plan, and the actual project progress being proportionate to the invested amount of loans;
     (4) No breach of contract under this contract or other contract signed with the lender;
     (5) The materials provided to certify the use of the loans conform to the use as agreed.
     2.4 Upon the time of withdrawal, the written documents that the borrower submits to the lender must be the original; if failing to submit the original, duplicates bearing the borrower’s official seal can be submitted after obtaining the lender’s consent.
     2.5 To apply for withdrawal, the borrower shall submit the notice of withdrawal to the lender at lease 5 bank working days in advance. Once it is submitted, the notice of withdrawal cannot be cancelled without the lender’s consent in writing.
     2.6 Once the lender agrees to the borrower’s withdrawal after examination and approval, the lender will transfer the loans to the designated borrower account, which is deemed as the lender has granted the loans to the borrower in accordance with terms of the contract.
     2.7 In accordance with related supervision regulations and lender management requirements, loans exceeding certain amount or conforming to certain conditions shall adopt the form of lender entrusted payment, in which the lender, according to the borrower’s withdrawal application and payment entrustment, makes payment of the loan capital to the target of payment that conforms to the use specified by the contract. For this purpose, the borrower shall separately sign an entrustment payment agreement with the lender as an appendix to the contract, and open or designate a special account in the lender’s premise to handle the issues of entrusted payment.
Article III Repayment
     3.1 The borrower shall repay the principal, interest of the loans and other accounts payable in due time and amount according to terms of the contract. On the repayment day and the bank working day before each interest settlement date, the borrower shall deposit in full amount the payable principal, interest and other accounts payable of that period into the repayment accounted opened in the lender’s premise, the lender shall have the right to actively collect via transfer on the repayment date or interest settlement date, or ask the borrower to cooperate in handling related transfer formalities. If the money in the repayment account is not sufficient to pay off all of the borrower’s expired, payable accounts, the lender shall have the right to decide the order of discharging.

     3.2 In case of applying for the advance repayment of all or part of the loans, the borrower shall submit application in writing to the lender at least 10 bank working days in advance, obtain the lender’s consent, and make the compensation payment to the lender in accordance with the standard specified by the contract.
     3.3 For advance repayment upon the lender’s consent, the borrower shall, on the date of advance repayment, simultaneously pay off the principal, interest of the loans and other accounts expired and payable until the date of advance repayment in accordance with terms of the contract.
     3.4 As to the shortening loan term caused by the borrower’s advance repayment or the lender’s advance collection of the loans in accordance with terms of the contract, the corresponding level of interest rate will not be adjusted, and still implement the original lending interest rate.
Article IV Revolving loans
     4.1 If the loans under the contract is subject to revolving use, the starting date of the first unit lending period is the first withdrawal date, the starting date of the second unit lending period is the corresponding day of one period after the first withdrawal date, if there is no corresponding day to the first withdrawal date in the starting month of a certain unit lending period, then the last day of that month shall be the corresponding day, and the rest shall be inferred in analogy. Once it is determined, the unit lending period shall not be adjusted without the lender’s consent.
     4.2 After the first unit lending period, the loan balance of each unit lending period must be less than the loan balance of the previous unit lending period, upon the expiration of each unit lending period, the borrower shall repay the loans according to the arranged repayment plan. The loans within each unit lending period cannot put into revolving use.
     4.3 If the Rennminbi revolving loans adopt floating interest rate, the benchmark interest rate shall be determined in accordance with the benchmark loan interest rate of the People’s Bank of China corresponding to the unit lending period.
Article V Guarantee
     5.1 Except for credit loans, the borrower shall provide legal and effective guarantee approved by the lender for its performance of obligations under the contract. The guarantee contract shall be signed separately.
     5.2 In case that damage, devaluation, ownership dispute, seizure, or detention occur to the guarantee under the contract get damage, or the mortgagor disposes the guarantee without authorization, or adverse changes occur or other changes not beneficial to the lender’s credit occur to the financial situations of the guarantor with suretyship guarantee, the borrower shall timely notify the lender, and separately provide other guarantee approved by the lender.
     5.3 If the pledge guarantee for the loans under the contract is provided with accounts receivable, within the valid period of the contract, under one of the following circumstances, the lender shall have the right to announce the advance expiration of the loans, and ask the borrower to immediately repay part or all the principal and interest of the loans, or supplement legal, effective, sufficient guarantee approved by the lender:
     (1) As for the pledgor of accounts receivable to the payer, the rate of bad account in accounts receivable rises for 2 consecutive months;
     (2) As for the pledgor of accounts receivable to the payer, the expired yet uncollected accounts receivable account for more than 5% of the payer’s balance of accounts receivable;
     (3) The pledgor of accounts receivable and the payer or other third party have trade disputes (including but not limited to disputes in quality, technology, service, etc.) or debt disputes, which render the failure of timely payment of the accounts receivable.
Article VI Insurance
     6.1 The borrower shall, in accordance with the lender’s requirements, take out an insurance policy of the equipment, project construction, freight transport related to the loan project as well as the risks during the project construction and operation in the insurance company approved by the lender, the types of insurance and insurance period in the insurance policy shall conform to the lender’s requirements, and the insured amount shall cover the loan risks.
     6.2 Within the valid period of the contract, the borrower shall not interrupt the insurance for any reasons. If the insurance is interrupted, the lender shall have the right to handle the formalities to renew the insurance or take out an insurance policy on Party B’s behalf, and the borrower shall assume all the costs. If the borrower or related party conducted substantial modification or advance termination of the insurance policy, it shall notify the lender 30 days in advance and obtain the lender’s consent, otherwise, the borrower shall be held accountable for the loss suffered by the lender caused by insurance interruption or termination, and insurance policy modification.
     6.3 The insurance policy shall give clear indication that, in case of loss, the lender shall be the party with priority of claim (first beneficiary), the insurer shall directly make payment of the insurance benefits to the lender. In the insurance policy there shall be no terms restricting the lender’s rights and interests.
     6.4 The borrower shall notify the lender in writing within 3 days from the date of knowing or ought to know the happening of insurance accident, and timely make claim for compensation to the insurance company in accordance with the related regulations of the insurance contract. The insurance compensation money or smart money shall be used in advance repayment of the loans under the contract, or be used to restore the value of the project upon the lender’s consent, or deposited into the account designated by the lender, serving as the guarantee money for the borrower’s performance of debts under the contract.
Article VII Statements and suretyship
     The borrower makes the following statement and suretyship to the lender, which will remain valid throughout the valid period of the contract:
     7.1 The loan project and its loan issues conform to the requirements of laws and regulations;
     7.2 Being eligible for the subject qualifications of the lender in accordance with the law, with qualifications and capacity for signing and performance of the contract.
     7.3 Signing the contract has acquired all the necessary authorization or approval, signing and performance of the contract neither breach the articles of association of the company and the provisions of related laws and regulations, nor conflict with the obligations to be duly shouldered under other contracts.
     7.4 Other debts payable have been paid off as scheduled, no malicious default act of the principal and interest of bank loans.
     7.5 With sound organizations and financial management system, no serious act violating the law and discipline in the production and operation process in the past one year, no serious bad record of senior management personnel currently in office.
     7.6 All the documents or materials provided to the lender are authentic, accurate, complete and effective, with no false record, major omission or misleading statement.
     7.7 The financial accounting statement provided to the lender is formulated in accordance to China accounting standards, which truthfully, fairly, completely reflects the lender’s operation status and debt situation, and from the latest financial accounting statement until this day, no material adverse changes happed to the lender’s financial situations.
     7.8 No concealment of its involved lawsuit, arbitration or claim for compensation to the lender.
Article VIII The borrower’s commitment
     8.1 Withdraw and use the loans according to the term and purpose specified by the contract, the borrowed money will not flow into the securities market, futures market in any form or other purposes forbidden or restricted by related laws and regulations.
     8.2 Pay off the principal, interest of the loans and other accounts payable in accordance with terms of the contract.
     8.3 Accept and actively cooperate the lender’s inspection and supervision of the use of the loan capital including the purposes in the way of account analysis, certificate checking, on-site investigation, etc., and regularly summarize and report the situations of loan capital use in line with the lender’s requirements.
     8.4 Accept the lender’s credit inspection, provide finance and accounting materials such as the balance sheet, breakeven statement, etc. and other materials that reflect the borrower’s repayment capacity in accordance with the lender’s requirements, assist and cooperate the lender in the investigation, understanding and supervision of its production & operation and financial situations.
     8.5 Before paying off the principal and interest of the loans under the contract and other accounts payable, do not distribute dividend and bonus in any form.
     8.6 In carrying out merger, separation, capital reduction, equity change, major asset and credit transfer, major foreign investment, substantial increase of debt financing as well as other activities that may affect the lender’s rights and interests, proceed until obtaining the lender’s consent in writing in advance or making arrangements on the realization of the lender’s credit right that is satisfying to the lender.
     8.7 Under one of the following circumstances, the borrower shall timely notify the lender:
     (1) Changes in the articles of association, scope of business, registered capital, legal representative;
     (2) Business closure, dissolution, liquidation, winding-up of business for rectification, business license being revoked, being cancelled or applying (being applied) for bankruptcy;
     (3) Getting involved or possibly getting involved in major economic dispute, lawsuit, arbitration, or the property being seized, detained or monitored;
     (4) Shareholder, director or senior management personnel currently in office are suspected of being involved in major cases or economic disputes.
     8.8 Timely, completely, accurately disclose the related party relationship and related transaction to the lender.
     8.9 Timely sign for various notices sent out or delivered in other forms by the lender.
     8.10 Do not dispose self-owned assets in the way of lowering the debt paying ability; without obtaining the lender’s consent, do not provide guarantee to a third party with the assets formed with the loans under the contract.
     8.11 If the loans under the contract are granted in the mode of credit, completely, truthfully, accurately report the external guarantee situations to the lender on a regular basis, and according to the lender’s requirements, sign the account supervision agreement. If providing external guarantee may affect its performance of obligations under the contract, the lender’s consent in writing is required.
     8.12 Support the lender in participating in activities of the loan project such as three-calculation (budgetary estimate, budget, final accounts) review, project tender invitation, and project completion acceptance, etc.
     8.13 Assume the costs occurred in the establishment and performance of the contract, as well as the expenses paid or payable by the lender to realize the credit rights under the contract, including but not limited to lawsuit or arbitration cost, property preservation cost, lawyer cost, enforcement cost, evaluation cost, auction cost, announcement cost, etc.
     8.14 The order of discharging the debts under the contract prioritizes the borrower’s debt to its shareholders, and shall at least get placed on an equal status with the same kind of debts to the borrower’s other creditors.
Article IX The lender’s commitment
     9.1 Grant the loans to the borrower in accordance with terms of the contract.
     9.2 Keep confidential of the non-public material and information provided by the borrower, unless it is regulated otherwise by laws and regulations and specified otherwise by the contract.

Article X Breach of contract
     10.1 The occurrence of one of the following circumstances shall constitute the borrower’s breach of contract:
     (1) The borrower fails to repay the principal and interest of the loans under the contract and other accounts payable according to terms of the contract, or fails to perform any other obligations under the contract, or breach the statement, suretyship or commitment, etc. under the contract;
     (2) The guarantee under the contract has occurred changes adverse to the lender’s credit rights, the borrower fails to separately provide other guarantee approved by the lender;
     (3) The borrower fails to pay off any other debts after expiration (including those being announced as advance expiration), or fail to perform or breach the obligations under other agreement, which affected or may affect its performance of obligations under the contract;
     (4) The borrower’s financial indicators such as the profit capability, debt paying ability, operation capacity or cash flow, etc. break through the contracted standard, or get deteriorated, which affected or may affect its performance of obligations under the contract;
     (5) Material adverse changes in the lender’s equity structure, production and operation, foreign investment, etc., which affected or may affect its performance of obligations under the contract;
     (6) The borrower gets involved or may get involved in major economic dispute, lawsuit, arbitration, or the property is seized, detained or monitored, or is punished in cases or taken penalty measures by the judiciary or administrative organizations in accordance with the law, or get exposed by the media because of the violation of related national regulations or policies, which affected or may affect its performance of obligations under the contract;
     (7) Abnormal change, disappearance or being under the legal investigation of restriction of personal freedom by the judiciary on the part of the borrower’s principal investor individuals, key management personnel, which affected or may affect its performance of obligations under the contract;
     (8) The borrower makes use of the false contract with the related party, makes use of transactions without practical transaction background to fraudulently obtain the lender’s capital or credit granting, or intends to escape or nullify the lender’s credit rights through related transactions;
     (9) The lender has undergone or may under go business closure, dissolution, liquidation, winding-up of business for rectification, business license being revoked, being cancelled or applying (being applied) for bankruptcy;
     (10) The borrower has responsible accident caused by the violation of related laws and regulations, supervision and management measures or trade standards on food safety, safety production, environment protection, etc., which affected or may affect its performance of obligations under the contract;

     (11) The project capital is not in place according to the plan or proportion, or fails to be made up within the time limit specified by the lender;
     (12) Failure to complete the project construction according to the progress, or material adverse changes in the environment, conditions for project construction and operation;
     (13) If the loans under the contract is granted in the form of credit, the borrower’s indicators such as credit rating, profit level, liability/asset ratio, net cash flow in operation activities, etc. do not conform to the lender’s conditions for credit loan; or without the lender’s consent in writing, the lender sets mortgage/pledge guarantee to others or provides external suretyship with its positive operation assets, which affected or may affect its performance of obligations under the contract;
     (14) Other circumstances that may lead to adverse influence on the realization of the lender’s credit rights under the contract.
     10.2 In case of the borrower’s breach of contract, the lender shall have the right to adopt one or several of the following measures:
     (1) Ask the borrower to rectify the breach of contract within a time limit;
     (2) Stop to grant the loans and other financing accounts to the borrower in accordance with the contract and under other contract between the lender and the borrower, cancel part or all of the loans and other financing accounts not withdrawn by the borrower;
     (3) Announce the immediate expiration of loans not repaid under the contract and under other contract between the lender and the borrower and other financing account, and the immediate collection of accounts not repaid;
     (4) Ask the borrower to compensate for the loss suffered by the lender due to its breach of contract;
     (5) Other measures stipulated in laws and regulations, specified by the contract or deemed by the lender as necessary.
     10.3 If the borrower fails to make repayment according to the contract when the loans expire (including being announced as immediate expiration), the lender shall have the right to compute and collect the penalty interest according to the overdue penalty interest rate specified by the contract starting from the date of overdue. For the interest that the borrower fails to pay on time, compound interest shall be computed and collected following the overdue penalty interest rate.
     10.4 If the borrower fails to use the loans in accordance with the purposes specified by the contract, the lender shall have the right, from the date of loan embezzlement, for the embezzled part, to compute and collect the penalty interest according to the loan embezzlement penalty interest rate specified by the contract, for the interest that the borrower fails to pay on time during the period of embezzlement, compound interest shall be computed and collected following the loan embezzlement penalty interest rate.
     10.5 If the borrower is simultaneously under the circumstances listed in Article 10.3, 10.4 as mentioned above, the penalty interest rate shall be determined by the heavier, but not the implementation of both.
     10.6 If the borrower fails to repay the principal, interest (including the penalty interest and compound interest) of the loans or other accounts payable, the lender shall have the right to carry out announcement press for payment through the media.
     10.7 The relationship of controlling and being controlled between the lender’s related party and the lender changes, or the lender’s related party is under circumstances in Article 10.1 other than the two items (1), (2), which affected or may affect the borrower’s performance of obligations under the contract, the lender shall have the right to take all measures specified by the contract.
Article XI Collection by deduction
     11.1 If the borrower fails to make repayment of the expired debt (including those being announced as immediate expiration) according to the contract, the lender shall have the right to deduct and collect the corresponding money from all the RMB and foreign currency accounts that the borrower opened in the lender’s premise or other branch institutions of the Industrial and Commercial Bank of China to pay off the debt, until all the borrower’s debts under the contract get paid off.
     11.2 If the money deducted is inconsistent with the currency of the contract, it will be converted according to the exchange rate applicable to the lender on the day of deduction. The interest and other costs occurred during the period from the day of deduction to the day of paying off (the day when the lender converts the deducted money into the contract currency and practically pays off the debt under the contract in accordance with national policies on foreign exchange management), as well as the difference derived from the fluctuation of the exchange rate during this period shall be assumed by the borrower.
     11.3 If the money deducted by the lender is not sufficient to pay off all of the lender’s debts, the lender shall have the right to decide the order of discharging.
Article XII Transfer of rights and obligations
     12.1 The lender shall have the right to transfer part or all of its rights under the contract to a third party, the lender’s act of transfer need not obtain the borrower’s consent. Without the lender’s consent in writing, the borrower shall not transfer any of its rights or obligations under the contract.
     12.2 The lender or the Industrial and Commercial Bank of China Co., Ltd. (“Industrial and Commercial Bank”) can, in accordance with the needs of operation management, authorize or entrust other branch institutions of the Industrial and Commercial Bank to performance the rights and obligations under the contract, or incorporate the loan credit rights under the contract into the succession and management of other branch institutions of the Industrial and Commercial Bank, the borrower expresses approval of such arrangements, and the lender’s above-mentioned action need not obtain the borrower’s consent again. Other branch institutions of the Industrial and Commercial Bank that succeed the lender’s rights and obligations shall have the right to exercise all the rights under the contract, and have the right to file a lawsuit, propose arbitration or apply for compulsory enforcement of the disputes under the contract to the court in the name of that institution.

Article XIII Effectiveness, modification and termination
     13.1 The contract shall come into effect from the date of signing, and shall terminate until the borrower has performed all the obligations under the contract.
     13.2 Any modification of the contract shall be based on the agreement of the two parties and made in written form. The modified terms or agreement constitute a part of the contract, and shall be equal in legal effects with the contract. Except for the modified part, the remainder part of the contract remains effective; before the modified part comes into effect, the original terms remain effective.
     13.3 The modification and termination of the contract shall not affect the rights of each contracting party to claim compensation for damages. The termination of the contract shall not affect the effectiveness of the terms on dispute resolution.
Article XIV Legal applicability and dispute resolution
     The law of the People’s Republic of China shall be applicable to the establishment, effectiveness, interpretation, performance and dispute resolution of the contact. For any disagreement and dispute derived from the contract or related to the contract, Party A and Party B shall resolve through consultation, if the negotiations fail, then the disagreement and dispute shall be resolved by the way specified by the contract.
Article XV Integrated contract
     Part I “Conditions for the Loans” and Part II “Terms of the Fixed Assets Loan Contract” of the contract jointly form an integrated loan contract, the same word in the two parts shall have the same connotations. The loan of the lender is under the common binding of the two parts mentioned above.
Article XVI Notice
     16.1 All notices under the contract shall be sent out in writing. Except agreed otherwise, the two parties designate the domicile clearly indicated in the contract as the correspondence and contact address. If the correspondence address or other contact information of either party has changed, the counterpart shall be timely notified in writing.
     16.2 In case that either party of the contract refuses to sign for or other situations of delivery failure, the notifying party may carry out the delivery by means of notarization or declaration.
Article XVII Miscellaneous
     17.1 The lender’s non-exercise or partial exercise or delayed exercise of any rights under the contract shall not constitute the abandoning or changes of such rights or other rights, and shall not affect the lender’s further exercise of such rights or other rights.
     17.2 The invalidity or non-performance of any terms of the contract shall neither affect the validity and performance of the other terms, nor affect the effectiveness of the whole contract.
     17.3 The lender shall have the right, in accordance with the provisions of related laws and regulations or the requirements of finance regulatory organizations, to provide the information on the contract and other related information of the borrower to the credit reporting system of the People’s Bank of China or other credit information database established in accordance with the law, for inquiry and use by institutions or individuals with proper qualifications. The lender shall also have the right, for the purpose of formulating and performing the contract, inquire the related information of the borrower through the credit reporting system of the People’s Bank of China or other credit information database established in accordance with the law.
     17.4 Words such as the “related party”, “related party relationship”, “related party transaction” “principal investor person”, “key management personnel”, etc. mentioned in the contract shall have identical connotations with the same words in the “Accounting Standard for Business Enterprises No. 36 — Related party disclosure” (MOF Accountant [2006] No.3) and the following amendment to the standard promulgated by the Ministry of Finance.
     17.5 The invoices and certificates on the loans under the contract that is made and saved by the lender in accordance with its business rules, shall constitute the effective evidence to prove the debtor-creditor relationship of the borrower and the lender, and shall be binding on the lender.
     17.6 In this contract, (1) any mentioning of the contract shall include the amendment or supplement to the contract; (2) the titles of the terms are only for reference, and shall not constitute any interpretation of the contract or any restrictions on the content or its scope under the title; (3) if the withdrawal date, repayment date is not bank working day, then it shall be postponed to the next bank working day.

     The Two Parties Confirm That: the borrower and the lender have carried out full consultation on all terms of the contract. The lender has proposed that the borrower pay special attention to all terms on the rights and obligations of the two parties so as to acquire a full and accurate understanding of the terms, and has offered explanations and statements on related terms upon the borrower’s request. The borrower has carefully read and fully understood all terms of the contract (including Part I “Conditions for the Loans” and Part II “Terms of the Fixed Assets Loan Contract”), the borrower and the lender have reached complete agreement on the interpretation of the contract terms, with no objections to the content of the contract.
     Lender (seal): Shanghai Caohejing Hi-Tech Park Branch, Industrial and Commercial Bank of China Co., Ltd.
     Responsible person/ entrusted agent:  /s/ Guanghua Xu
     Borrower (seal): HanTing XingKong (Shanghai) Hotel Management Co., Ltd.
     Legal representative/ entrusted agent:  /s/ Tuo Zhang
Date of signing: January 4, 2010